Exhibit 99.1

FEDERAL TRUST CORPORATION
ANNOUNCES FIRST QUARTER DIVIDEND

Sanford, Florida (PR Newswire) – January 31, 2006 – James V. Suskiewich, Chief Executive Officer and President of Federal Trust Corporation announced today that the Board of Directors approved the payment of a $.04 per share quarterly cash dividend on the Company’s common stock. The dividend will be paid to stockholders of record on February 14, 2006, and will be distributed on March 1, 2006.

Federal Trust Corporation is a unitary thrift holding company and is the parent company of Federal Trust Bank, a $730 million federally-chartered, FDIC-insured savings bank.  Federal Trust Bank operates from seven full-service offices in Florida, located in Orange, Seminole and Volusia Counties. The Executive and Administrative Offices of the Company are located in Sanford, Florida.  The Company’s common stock is traded on the American Stock Exchange under the symbol “FDT.”

Press Releases and other information about Federal Trust Corporation can be found on the PR Newswire at http://www.prnewswire.com

For more information, contact:     Marcia Zdanys, Corporate Secretary/Investor Relations (407) 323-1833

FEDERAL TRUST CORPORATION
312 West First Street
Sanford, Florida 32771